                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          MARKWEST HYDROCARBON, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

[MARKWEST LOGO]

                                                                  April 19, 1999



Dear Fellow Stockholder:

     This year's Annual Meeting of Stockholders will be held at the Company's headquarters, 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112-5000, on May 13, 1999, at 10:00 a.m., MDT. You are cordially invited to attend. The matters to be considered at the meeting are described in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. The Company's Board of Directors recommends the following actions: (a) the election of management's two nominees to serve as class III directors and (b) the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 1999.

     To be certain that your shares are voted at the Annual Meeting, whether or not you plan to attend in person, you should sign, date and return the enclosed proxy as soon as possible. Your vote is important.

     At the Annual Meeting, I will review the Company's activities during the past year and its plans for the future. An opportunity will be provided for questions by the stockholders. I hope you will be able to join us.

                         Sincerely,

                         /s/ John M. Fox

                         John M. Fox
                         Chairman of the Board,
                         President and Chief
                         Executive Officer

                          MARKWEST HYDROCARBON, INC.

                           NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS

                          to be held on May 13, 1999


TO THE STOCKHOLDERS OF MARKWEST HYDROCARBON, INC.:

     Notice is hereby given that the Annual Meeting of Stockholders of MarkWest Hydrocarbon, Inc. (the "Company"), will be held at 10:00 a.m., MDT, on May 13, 1999, at the Company's headquarters, 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112-5000, for the following purposes:

     1. To elect two class III directors to hold office for a three-year term expiring at the Annual Meeting of Stockholders occurring in 2002 or until the election and qualification of their respective successors.

     2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 1999.

     3. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on April 5, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Only stockholders of record as of the close of business on such date are entitled to notice of and to vote at the meeting.

     We encourage you to take part in the affairs of your Company either in person or by executing and returning the enclosed proxy.


                              By Order of the Board of Directors,

                              /s/ G. Tywoniuk

                              Gerald A. Tywoniuk
                              Secretary


Dated:  April 19, 1999



   STOCKHOLDERS UNABLE TO ATTEND THIS MEETING ARE URGED TO DATE AND SIGN THE
           ENCLOSED PROXY AND TO RETURN IT IN THE ENCLOSED ENVELOPE.

                          MARKWEST HYDROCARBON, INC.

                                PROXY STATEMENT

                                      For
                        ANNUAL MEETING OF STOCKHOLDERS
                          to be held on May 13, 1999


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MarkWest Hydrocarbon, Inc. (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on May 13, 1999, at 10:00 a.m. at the Company's headquarters, 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112-5000, and at any adjournment thereof. A stockholder giving the enclosed proxy may revoke it at any time before the vote is cast at the Annual Meeting by delivery to the Secretary of the Company of a written notice of termination of the proxy's authority or a duly executed proxy or ballot bearing a later date. Shares represented by a proxy will be voted in the manner directed by a stockholder. If no direction is made, the proxy will be voted for the election of the nominees for class III directors named in this Proxy Statement and for the other proposals set forth in this Proxy Statement. This Proxy Statement and the accompanying form of proxy are being sent or given to stockholders beginning on or before April 19, 1999, together with the Company's 1998 Annual Report to Stockholders.

     Only stockholders of record at the close of business on April 5, 1999, are entitled to notice of and to vote at the meeting or at any adjournment thereof. As of such date, there were 8,531,206 shares of Common Stock of the Company issued and 8,490,385 shares outstanding. Each share is entitled to one vote. Cumulative voting is not permitted. Shares voted as abstentions on any matter (or a "withhold vote for" as to a director) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the stockholder has abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as entitled to vote with respect to such matters. The Company's by-laws provide that the holders of not less than a majority of the shares entitled to vote at any meeting of stockholders, present in person or represented by proxy, shall constitute a quorum.

     The Board of Directors knows of no matters other than those that are described in this Proxy Statement that may be brought before the meeting. However, if any other matters are properly brought before the meeting, persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

     All expenses in connection with the solicitation of proxies will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile or personal calls.

     The Company's principal executive offices are located at 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112-5000.

                             ELECTION OF DIRECTORS

     The business and affairs of the Company are managed under the direction of its Board of Directors, which is currently comprised of five members. The Board of Directors is divided into three classes and the members of each class are elected to serve a three-year term, with the terms of office of each class ending in successive years.

     The term of the class III directors expires at the Annual Meeting to be held May 13, 1999, and two class III directors will be elected at the Annual Meeting to hold office until the Annual Meeting to be held in the year 2002 or until their respective successors are elected and qualified. John M. Fox and David R. Whitney are the incumbent class III directors. Mr. Fox is being nominated for election at the Annual Meeting. Mr. Whitney is not standing for reelection. Mr. Donald D. Wolf is also being nominated for election at the Annual Meeting. The persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election of Messrs. Fox and Wolf unless otherwise directed. Messrs. Fox and Wolf have indicated a willingness to serve, but in case either is not a candidate at the Annual Meeting, which is not presently anticipated, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee at their discretion. The terms of the incumbent class I and class II directors expire at the 2000 and 2001 Annual Meetings, respectively. Dr. Norman H. Foster, a class I director since June 1996, passed away in January 1999.

     Information regarding the directors and a nominee for director of the Company is set forth below:

                                        Expiration
     Name                    Age         of Term
     ----                    ---         -------

     John M. Fox              59           1999
     Donald D. Wolf           55     Nominee for director
     Arthur J. Denney         50           2000
     Brian T. O'Neill         51           2001
     Barry W. Spector /1/     47           2001


     /1/ Member of the Compensation Committee and Audit Committee of the Board of Directors. Messrs. Whitney and Foster also served as members of the Compensation Committee and Audit Committee during the past year.

     John M. Fox has been MarkWest's President and Chief Executive Officer and a member of the Board of Directors since its inception in April 1988. Mr. Fox was a founder of Western Gas Resources, Inc., a company listed on the New York Stock Exchange, and was its Executive Vice President and Chief Operating Officer from 1972 to 1986. Mr. Fox holds a bachelor's degree in engineering from the United States Air Force Academy and a master of business administration degree from the University of Denver. Mr. Fox is also a director of Maverick Tube Company, a publicly held company.

     Donald D. Wolf is a nominee for a class III director. Mr. Wolf has a diversified 33-year career in the oil and gas industry. He held positions with Sun Oil Co. and Bow Valley Exploration in Canada before moving to Denver in 1974, where he was employed by Tesoro Petroleum and Southland Royalty Co. In 1977 he cofounded Terra Marine Energy Co., which was sold in 1980 to Southport Exploration. In 1981 Mr. Wolf founded General Atlantic Energy Co., where he was chairman and chief executive officer when it merged with UMC Petroleum in 1994. Mr. Wolf resigned from UMC in May 1996 as president and chief operating officer and joined Westport Oil and Gas Company, Inc., as chairman and chief executive officer. Mr. Wolf holds a bachelor's degree in business administration from Greenville College.

     Arthur J. Denney has been the Company's Senior Vice President of Engineering and Project Development since January 1997 and a member of the Board of Directors since June 1996. Prior to that, Mr. Denney served as the Company's Vice President of Engineering and Business Development since January 1990. Mr. Denney has more than 24 years of experience in gas gathering, gas processing and natural gas liquids (NGL) businesses. From 1987 to 1990, Mr. Denney served as Manager of Business Development for Lair Petroleum, Inc. From 1974 to 1987, Mr. Denney was employed by Enron Gas Processing Co. in a variety of positions, including seven years as its Rocky Mountain Regional Manager for Business Development. Mr. Denney holds a bachelor's degree in mechanical engineering and a master of business administration degree from the University of Nebraska.

     Brian T. O'Neill has been MarkWest's Senior Vice President and Chief Operating Officer and a member of the Board of Directors since its inception in April 1988. Mr. O'Neill has 23 years of experience in NGLs and natural gas marketing and served as a Marketing Manager for Western Gas Resources, Inc., specializing in gas acquisition and sales, new business development and NGL marketing from 1982 to 1987. Mr. O'Neill holds a bachelor's degree in advertising and psychology from the University of Florida and a master's degree in international marketing and finance from the American Graduate School of International Management.

     Barry W. Spector has been a member of the Board of Directors of the Company since September 1995. Mr. Spector has practiced law as a sole practitioner since 1979. Mr. Spector's practice emphasizes oil and gas law, with a particular emphasis in natural gas contracts, marketing and property acquisitions, and divestitures. Mr. Spector holds a bachelor's degree in biology and a juris doctorate from the University of Denver.

     The affirmative vote of a majority of the shares of Common Stock represented at the meeting is required for the election of Messrs. Fox and Wolf. The Board of Directors recommends a vote FOR the election of Messrs. Fox and Wolf.

Meetings of the Board of Directors and Certain Committees

     During the fiscal year ended December 31, 1998, the Board of Directors met four times. All of the directors attended all meetings of the Board of Directors and meetings of the committees on which they served. The Board of Directors and its committees also act from time to time by written consent in lieu of meetings.

     The Board of Directors of the Company has standing Audit and Compensation Committees, which have a current membership as indicated above. The Board of Directors has no standing Nominating Committee.

     The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for the Company's officers and employees and administers the Company's 1996 Stock Incentive Plan (the "Stock Incentive Plan") and the Company's 1996 Incentive Compensation Plan (the "Incentive Compensation Plan"). During fiscal 1998, the Compensation Committee held two meetings.

     The Audit Committee aids management in the establishment and supervision of the Company's financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and the Company's independent accountants prior to the presentation of financial statements to stockholders, and as appropriate, initiates inquiries into aspects of the Company's financial affairs. During fiscal 1998, the Audit Committee held two meetings.


                                EXECUTIVE OFFICERS

     Name                  Age  Position
     ----                  ---  --------

     John M. Fox            59  President, Chief Executive Officer
     Brian T. O'Neill       51  Senior Vice President, Chief Operating Officer
     Arthur J. Denney       50  Senior Vice President of Engineering and Project
                                Development
     Robert F. Garvin       59  Vice President of Exploration
     Randy S. Nickerson     37  Vice President and General Manager, Appalachia
                                Business Unit
     Gerald A. Tywoniuk     37  Vice President of Finance, Chief Financial
                                Officer, Secretary

     See the biographical information on Messrs. Fox, O'Neill and Denney under "Election of Directors."

     Robert F. Garvin joined MarkWest in 1995 as Manager, Exploration. Mr. Garvin has been the Company's Vice President of Exploration since April 1996. From 1988 to 1995, Mr. Garvin was Manager, Exploration, for an affiliate of the Company. Mr. Garvin has more than 31 years of oil and gas industry experience. During his career, Mr. Garvin has been employed as a geologist by Phillips Petroleum Company, Duncan Oil Properties, Excel Energy Corporation, Ecological Engineering Systems and has been a self-employed geologist. Mr. Garvin holds a bachelor's degree in geology from Westminster College and a master's degree in geology from the University of Utah.

     Randy S. Nickerson joined MarkWest in 1995 as Manager, New Projects. He served as General Manager of the Michigan Business Unit until 1997 and now serves as a Vice President and the General Manager of the Appalachia Business Unit. From 1984 to 1990, Mr. Nickerson worked for Chevron USA and Meridian Oil Inc. in various process and project engineering positions. From 1990 to 1995, Mr. Nickerson was a Senior Project Manager and Regional Engineering Manager for Western Gas Resources, Inc. Mr. Nickerson holds a bachelor's degree in chemical engineering from Colorado State University.

     Gerald A. Tywoniuk was appointed Vice President of Finance and Chief Financial Officer in April 1997. Mr. Tywoniuk is a Canadian Chartered Accountant with seventeen years of experience in accounting, planning, information systems, finance and management. From August 1993 to March 1997, Mr. Tywoniuk was Controller and Vice President--Controller of Echo Bay Mines Ltd. ("Echo Bay"), a gold mining, exploration and development company. From September 1985 to July 1993, he held a variety of corporate and mine site roles with Echo Bay. Prior to September 1985, Mr. Tywoniuk was employed with two public accounting firms, including KPMG Peat Marwick. Mr. Tywoniuk holds a bachelor of commerce degree in accounting and finance from the University of Alberta.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires executive officers and directors and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Forms 4 and 5 with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers, directors and holders of 10% or more of the Company's Common Stock, Mr. John M. Fox, President, Chief Executive Officer and a director of the Company, inadvertently failed to file a Form 4 with the SEC indicating a gift of 115,000 shares of the Company's Common Stock by MWHC, Inc., an entity controlled by Mr. Fox, to a private charitable foundation in August 1998.

     The Company is not aware of any other failure to file a Section 16(a) form with the SEC or any transaction that was not reported on a timely basis which
was required to be so reported.   The Company believes that its executive
officers, directors and 10% beneficial owners complied with all other applicable
Section 16(a) filing requirements.

                            EXECUTIVE COMPENSATION

     The following table sets forth the cash and noncash compensation earned for fiscal years 1998, 1997 and 1996 by the Company's Chief Executive Officer and the four other highest paid officers ("Named Executive Officers").

                           Summary Compensation Table


                                                                                            Long-Term
                                                          Annual Compensation              Compensation
                                                     ------------------------------------------------------------
                                                                                    Securities
                                                                                    Underlying     All Other
                                                        Fiscal   Salary    Bonus      Options     Compensation
Name and Principal Positions                             Year    ($)/1/    ($)/2/      (#)/3/        ($)/4/
-----------------------------------------------------------------------------------------------------------------
John M. Fox...........................................   1998   $160,408   $    --       5,029       $10,427
 President and Chief Executive Officer                   1997    152,371    27,965          --        12,936
                                                         1996    148,223    75,417      13,000        15,324

Brian T. O'Neill......................................   1998    160,408        --      24,056        10,427
 Senior Vice President and Chief Operating Officer       1997    155,359    27,965       9,643        13,683
                                                         1996    150,834    75,417      13,000        15,611

Arthur J. Denney......................................   1998    147,902        --      31,716         9,614
 Senior Vice President of Engineering and Project        1997    143,247    25,784      15,601        12,534
 Management                                              1996    134,075    67,037      13,000        14,381

Gerald A. Tywoniuk....................................   1998    133,633        --      44,571         8,816
 Vice President of Finance, Chief Financial Officer     1997/5/   98,643    17,777      26,611         9,976
 and Secretary                                          1996/5/      N/A       N/A         N/A           N/A

Randy S. Nickerson....................................   1998    113,575        --      35,304         7,382
 Vice President and General Manager, Appalachia          1997    103,650    12,869      19,183         9,710
 Business Unit                                           1996     82,703    28,928       9,725         6,616

------------------------------
 /1/  Represents actual salary earned in each respective fiscal year.
 /2/  Represents actual bonus earned in each respective fiscal year.
 /3/ 1998 options include options repriced on October 1, 1998. Includes options granted in August 1998 that were subsequently canceled in the October 1998 repricing as follows: Mr. O'Neill--3,692; Mr. Denney--4,739; Mr. Tywoniuk- -5,827; and Mr. Nickerson--5,280. See Option Grants Table in Fiscal 1998 and Ten-Year Option Repricing Table for specific details regarding repriced options.
 /4/ Represents actual Company contributions under the Company's 401(k) Savings and Profit Sharing Plan.
 /5/ Mr. Tywoniuk joined the Company and was appointed Vice President of Finance and Chief Financial Officer in April 1997; thus, compensation amounts are not provided for 1996.


     Option Grants. The following table summarizes options granted during fiscal year 1998 to the Named Executive Officers.

                         Option Grants in Fiscal 1998

                                                                                                   Potential Realizable Value
                                                                                                   at Assumed Annual Rates of
                              Number of        Percent of                                           Stock Price Appreciation
                              Securities      Total Options                                              for Option Term
                              Underlying       Granted to                                       ----------------------------------
                               Options        Employees in     Exercise Price    Expiration
Name                           Granted         Fiscal 1998       ($/Share)          Date              5%               10%
----------------------------------------------------------------------------------------------------------------------------------
John M. Fox                     5,029             1.34          $   10.50         12/10/08         $  33,208         $ 84,157
Brian T. O'Neill                3,692 /1/         0.99              14.88         08/03/08            34,550           87,555
   and.................         9,643 /2/         2.58              10.75         12/11/07            58,685          145,342
   and.................         3,692 /2/         0.99              10.75         08/03/08            24,461           61,707
   and.................         7,029             1.88              10.50         12/10/08            46,415          117,625
Arthur J. Denney                4,739 /1/         1.27              14.88         08/03/08            44,347          112,385
   and.................        15,601 /2/         4.17              10.75         12/11/07            94,945          235,142
   and.................         4,739 /2/         1.27              10.75         08/03/08            31,397           79,206
   and.................         6,637             1.77              10.50         12/10/08            43,827          111,066
Gerald A. Tywoniuk              5,827 /1/         1.56              14.88         08/03/08            54,529          138,187
   and.................        15,000 /2/         4.01              10.75         04/08/07            60,369          138,866
   and.................        11,611 /2/         3.10              10.75         12/11/07            70,622          175,004
   and.................         5,827 /2/         1.56              10.75         08/03/08            38,606           97,391
   and.................         6,306             1.69              10.50         12/10/08            41,641          105,526
Randy S. Nickerson              5,280 /1/         1.41              14.88         08/03/08            49,409          125,215
   and.................         9,000 /2/         2.41              10.75         06/01/07            50,913          124,228
   and.................        10,183 /2/         2.72              10.75         12/11/07            61,972          153,481
   and.................         5,280 /2/         1.41              10.75         08/03/08            34,982           88,248
   and.................         5,561             1.49              10.50         12/10/08            36,721           93,059

------------------------------------------------
/1/ These options were subsequently canceled in connection with the October 1, 1998, repricing.
/2/  Represents number of option shares repriced on October 1, 1998.

     Option Values. The following table summarizes the value of the options held at the end of fiscal year 1998 by the Named Executive Officers. None of the Named Executive Officers exercised any options during fiscal year 1998.


                         Fiscal Year-End Option Values

                                                                    Number of Securities                Value of Unexercised
                                                                  Underlying Unexercised               In-the-Money Options at
                                                              Options at End of Fiscal 1998 (#)       End of Fiscal 1998 ($) /1/
                                                           -------------------------------------------------------------------------

                           Shares Acquired          Value
Name                       on Exercise (#)         Realized ($)     Exercisable      Unexercisable     Exercisable   Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
John M. Fox                      0                $    --              12,355            12,829         $ 14,382       $    --
Brian T. O'Neill                 0                     --              17,032            28,067           19,905         3,682
Arthur J. Denney                 0                     --              17,274            34,188           17,996         5,089
Gerald A. Tywoniuk               0                     --               5,323            33,421               --            --
Randy S. Nickerson               0                     --               8,843            32,766            4,598         5,642


-----------------------
/1/ Value based on the difference between the closing price of the Company's
    Common Stock as reported by the Nasdaq National Market on December 31, 1998, and the option exercise price per share multiplied by the number of shares subject to the option.

     Option Repricings. The following table summarizes options repriced on October 1, 1998, for the named executive officers. Explanation and basis of options repricing is provided in the Compensation Committee Report on Executive Compensation.

                          Ten-Year Option Repricings

                                  Securities                                                             Length of
                                  Underlying                         Exercise Price of                Original Option
                                  Number of       Market Price of     Option at Time                   Term Remaining
                                   Options        Stock at Time of          of          New Exercise     at Date of
Name                    Date      Repriced (#)      Repricing ($)       Repricing ($)     Price ($)      Repricing
---------------------------------------------------------------------------------------------------------------------
Brian T. O'Neill       10/1/98        9,643             $10.75              $19.25         $10.75        9.2 Years
   and...............  10/1/98        3,692              10.75               14.88          10.75        9.8 Years
Arthur J. Denney       10/1/98       15,601              10.75               19.25          10.75        9.2 Years
   and...............  10/1/98        4,739              10.75               14.88          10.75        9.8 Years
Gerald A. Tywoniuk     10/1/98       15,000              10.75               13.50          10.75        8.5 Years
   and...............  10/1/98       11,611              10.75               19.25          10.75        9.2 Years
   and...............  10/1/98        5,827              10.75               14.88          10.75        9.8 Years
Randy S. Nickerson     10/1/98        9,000              10.75               14.50          10.75        8.7 Years
   and...............  10/1/98       10,183              10.75               19.25          10.75        9.2 Years
   and...............  10/1/98        5,280              10.75               14.88          10.75        9.8 Years

     In addition to annual salary, executive officers of the Company also receive compensation pursuant to the Stock Incentive Plan, the Incentive Compensation Plan and the 401(k) Savings and Profit Sharing Plan. See discussion of the Stock Incentive Plan under "Compensation Vehicles--Stock Option Program." See discussion of the 401(k) Savings and Profit Sharing Plan under "Compensation Vehicles--Savings Plan; Benefits."

     The Incentive Compensation Plan provides for cash incentive awards to executives and employees of the Company in varying amounts and is administered by the Compensation Committee of the Company's Board of Directors. The Incentive Compensation Plan was effective as of January 1, 1996. The Incentive Compensation Plan lists five tiers for determining eligibility: Tier One includes all executive level employees; Tier Two includes all management level employees; Tier Three includes all mid-level exempt employees; Tier Four includes all lower-level exempt employees; and Tier Five includes certain nonexempt employees. An incentive award is based upon the financial performance of the Company compared to corporate goals for the year in question. Incentive payments under the Incentive Compensation Plan are paid periodically throughout the year. The purpose of the Incentive Compensation Plan is to reward and provide incentives for executives and employees of the Company by providing them with an opportunity to acquire cash rewards, thereby increasing their personal interest in the Company's continued success and progress.

     For fiscal year 1998, the Company made profit sharing payments under the 401(k) Savings and Profit Sharing Plan of approximately $136,000. There were no incentive compensation payments under the Incentive Compensation Plan for fiscal year 1998.

Compensation of Directors

     Directors who are employees of the Company receive no compensation, as such, for services as members of the Board. All directors who are not employees of the Company receive an attendance fee of $1,500 for each board meeting or committee meeting attended in person by that director and $500 for each board meeting or committee meeting in which such director participates by telephone. All directors are reimbursed for out-of-pocket expenses incurred while attending board and committee meetings. In addition, pursuant to the Company's 1996 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan"), as amended in June 1997, each non-employee director (a) received options to purchase 1,000 shares of Common Stock at the time of approval of the Non-Employee Director Plan by the Board of Directors in July 1996 and (b) receives options to purchase an additional 500 shares of Common Stock on the day after each annual meeting of the Company's stockholders. The Non-Employee Director Plan currently provides for the initial grant of options to purchase 1,000 shares of Common Stock to each newly appointed non-employee director upon the date on which such person becomes a director of the Company. Directors who are also employees of the Company do not receive any additional stock incentive compensation for serving on the Board of Directors. On October 1, 1998, 1,500 options granted in June 1997 to non-employee directors and 1,500 options granted in May 1998 to non-employee directors were canceled and repriced at $10.75 per share.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is composed of two non-employee directors. The Committee is responsible for developing and approving the Company's executive compensation policies. In addition, the Compensation Committee determines on an annual basis the compensation to be paid to the Chief Executive Officer and to each of the other executive officers of the Company. The Compensation Committee has available to it an outside compensation consultant and access to independent compensation data for other companies. The overall objectives of the Company's executive compensation program are to provide compensation that will attract and retain superior talent and reward performance.

Compensation Philosophy

     The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers whose contributions are critical to the long-term success of the Company. The Company's executive compensation program provides an overall level of compensation opportunity that is competitive with a broad group of natural resources companies and a smaller group of energy-related service companies comparable in size to the Company. Actual compensation levels may be greater than competitive levels in surveyed companies based upon annual and long-term Company performance, as well as individual performance. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by the Company's or an individual executive officer's circumstances. The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and stockholders. Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as profitability, performance relative to competitors and consummation of strategic acquisitions. Individual performance is evaluated by reviewing organizational and management development progress against set objectives and the degree to which teamwork and Company values are fostered.

Compensation Vehicles

     The Company has had a successful history of using a simple total compensation program that consists of cash-and equity-based compensation. The components of the Company's compensation program for its executive officers include base salary, performance-based cash bonuses, and long-term incentive compensation in the form of stock options and restricted stock awards.

Base Salary

     The Chief Executive Officer makes annual recommendations regarding the base salaries of the executive officers (other than the Chief Executive Officer) to the Compensation Committee. Base salaries for the executive officers are intended to be based on the average of fixed compensation levels for comparable management personnel employed by peer companies of a similar size to the Company. In general, 1998 base salaries reflected a 3.25% increase over salary levels from the prior year. In making base salary recommendations, the Chief Executive Officer also takes into account individual experience and performance and specific issues particular to the Company. The Compensation Committee generally approves the Chief Executive Officer's recommendations with respect to base salaries for other executive officers.

Performance-Based Cash Bonuses

     Under the Incentive Compensation Plan, bonuses are awarded only if the Company achieves or exceeds certain corporate performance objectives relating to net income as determined by the Board of Directors during the last quarter of the prior year. The size of the fund available for such bonuses increases in relation to the extent to which such objectives are exceeded. The Committee allocates the fund among the executive officers based on a percentage of the executive's salary ranging from approximately 0% to 70% and all other non-union employees depending on the net income goals as established at the beginning of the year. If the base performance criteria are met, each executive officer is entitled to a base bonus amount equal to that percentage of the executive officer's base salary. A similar approach is used for all other non-union personnel at differing percentage levels.

     No bonus was payable for 1998 performance, given the loss experienced by the Company--results which fell short of corporate performance targets.

Stock Option Program

     Stock options and restricted stock awards are granted to executive officers under the Stock Incentive Plan. The objectives of the Stock Incentive Plan are to align executive and stockholder long-term interests by creating a strong and direct link between executive pay and stockholder return, and to enable executives to develop and maintain a significant long-term ownership position in the Company's Common Stock.

     The Stock Incentive Plan authorizes the Board of Directors or a committee of non-employee directors to grant stock options, restricted stock and other types of awards to executive officers. To date, the only type of awards granted to executive officers under the Stock Incentive Plan have been stock options. All stock options currently outstanding were granted at an option price at least equal to the fair market value of the Company's Common Stock on the date of grant, generally have ten-year terms and generally become exercisable in installments over a five-year period.

     Stock options may be granted upon commencement of employment based on the recommendation of the Chief Executive Officer. In determining whether to recommend additional option grants to an executive officer, the Chief Executive Officer typically considers the individual's performance and any planned change in functional responsibility. Neither the profitability of the Company nor the market value of its stock are considered in setting the amount of executive officer stock option grants. The stock option position of executive officers is reviewed on an annual basis. The Company's policy is to not grant stock options annually, but to review each individual's stock option position, at which point the Compensation Committee may or may not grant additional options in its discretion. The determination of whether or not additional options will be granted is based on a number of factors, including Company performance, individual performance and levels of options granted at the competitive median for the Company's peer group.

     Over the past year, there has been a significant decline in the Company's stock price, primarily as a result of declining crude oil prices (which impacts prices of the Company's liquids products such as propane and butanes). In recognition of the need to retain valuable employees in a year in which no cash bonuses were paid, in October 1998 the Compensation Committee canceled 220,255 stock options issued in 1997 and early 1998, with option prices ranging from $14.88 to $22.00, and issued 220,255 new options with an option price of $10.75 per share, the then-current market price.

Savings Plan; Benefits

     The Company makes a matching contribution under the Company's 401(k) Savings and Profit Sharing Plan. The Company may also make a discretionary profit sharing payment annually to executives and other employees under this plan based upon the financial performance of the Company compared to corporate goals for the year in question. In addition, the Company provides medical and other miscellaneous benefits to executive officers that are generally available to Company employees. The amount of perquisites did not exceed 10% of total annual salary and bonus for any executive officer during the fiscal year 1998.

Non-Competition, Non-Solicitation and Confidentiality Agreement and
Severance Plan

     The Company has entered into Non-Competition, Non-Solicitation and Confidentiality Agreements (the "Non-Competition Agreements") with certain key employees, including the Named Executive Officers. As a result of signing the Non-Competition Agreements, key employees are eligible for the 1997 Severance Plan (the "Severance Plan"). The Severance Plan provides for payment of benefits in the event that (i) the employee terminates his or her employment for "good reason" (as defined), (ii) the employee's employment is terminated "without cause" (as defined), (iii) the employee's employment is terminated by reason of death or disability or (iv) the employee voluntarily resigns. In the case of (i), (ii) and (iii) above, the employee shall be entitled to receive base salary and continued medical benefits for a period ranging from six months to twenty-four months, depending upon the employee's status at the time of the termination. In the case of (iv) above, the employee shall be entitled to receive base salary for a period ranging from one month to six months and continued medical benefits for a period ranging from one month to six months. In either case, the aggregate amount of benefits paid to an employee shall in no event exceed twice the employee's annual compensation during the year immediately preceding the termination.

Chief Executive Officer Compensation

Base Salary

     The base salary of the Chief Executive Officer is established by and is subject to adjustment by the Compensation Committee. Factors taken into consideration in the determination of the Chief Executive Officer's base salary include the base salaries for chief executive officers of the Company's peer group, historical compensation practices at the Company and the general experience of the Compensation Committee members in dealing with compensation matters at other service-related energy companies.

Bonuses and Stock Option Awards

     Mr. Fox received no bonus during fiscal year 1998 under the Incentive Compensation Plan. During fiscal year 1998, Mr. Fox declined the opportunity to receive any stock options at the mid-year grant date and received 5,029 options at the year-end grant date. Mr. Fox did not have options to be canceled in
October 1998,  nor did he receive any new options at that date.   Mr. Fox has
not been granted any restricted stock under the Stock Incentive Plan to date.

Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1 million paid to the Company's Chief Executive Officer and certain other highly compensated executive officers. Qualifying "performance-based" compensation will not be subject to the deduction limit if certain requirements are met. The Company anticipates that incentive-based compensation paid in excess of $1 million will be deductible under Section 162(m). The Compensation Committee believes, however, that there may be circumstances in which the Company's interests are best served by providing compensation that is not fully deductible under Section 162(m) and reserves the ability to exercise discretion to authorize such compensation.


                                         Compensation Committee

                                         Barry W. Spector
                                         David R. Whitney

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock for the period from October 9, 1996 (the date the Company's Common Stock became publicly traded), through December 31, 1998, with the cumulative total return on the Amex Composite Index, Nasdaq Composite Index, and an index of peer companies constructed by the Company. The American Stock Exchange began trading shares of MarkWest Hydrocarbon, Inc., under the ticker symbol NRG on February 22, 1999. The Company's stock formerly traded on the Nasdaq National Market under the ticker symbol MWHX. Included in the peer group are Aquila Gas Pipeline Corporation; KN Energy, Inc.; Western Gas Resources, Inc.; Dynegy, Inc; and Midcoast Energy Resources, Inc. Continental Natural Gas, Inc., has been omitted from the peer group in 1998 because it was sold during 1998. Each company in the peer group is publicly traded and generates a significant portion of its total revenue from the gathering, processing and marketing of NGLs.


                              [PERFORMANCE GRAPH]



Total Return Analysis
                           10/9/1996     12/31/1996    12/31/1997    12/31/1998
-------------------------------------------------------------------------------
MarkWest Hydrocarbon      $   100.00    $    147.62   $    209.53   $     85.72
-------------------------------------------------------------------------------
Peer Group                $   100.00    $    134.28   $    139.89   $     92.63
-------------------------------------------------------------------------------
Nasdaq Composite          $   100.00    $    104.34   $    127.45   $    178.68
-------------------------------------------------------------------------------
Amex Composite            $   100.00    $     99.41   $    120.36   $    122.45
-------------------------------------------------------------------------------
Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from
        Bloomberg Financial Markets.

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of February 26, 1998, (i) by each person (or group of affiliated persons) who is known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) by each of the Named Executive Officers, (iii) by each of the Company's directors and nominees for directors, and (iv) by all directors and executive officers as a group. The Company believes that the persons and entities named in the table have sole voting and investing power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

                 Beneficial Ownership As of February 26, 1999

                                                                                             Percent of
                                                        Options Exercisable                    Total
        Shareholder               Number of Shares        Within 60 Days       Total          Shares /1/
---------------------------------------------------------------------------------------------------------
MWHC Holding, Inc. /2/               3,691,086                    --          3,691,086          42.8%
FMR Corporation /3/                    703,100                    --            703,100           8.1
Skyline Asset Management /4/           548,600                    --            548,600           6.4
John M. Fox /5/                      4,037,324                12,355          4,049,679          46.9
Donald D. Wolf                           4,000                    --              4,000            *
Brian T. O'Neill /6/                   436,857                17,032            453,889           5.3
Arthur J. Denney /7/                    57,525                17,274             74,799            *
David R. Whitney /8/                   200,375                 1,167            201,542           2.4
Barry W. Spector                         6,699                 1,167              7,866            *
Gerald A. Tywoniuk                       8,552                 8,323             16,875            *
Randy S. Nickerson                       9,799                 8,843             18,642            *
All directors and executive
    officers as a group              4,769,846                72,090          4,841,936          56.1

--------------------------
* Less than 1.0%

/1/ All percentages have been determined at February 26, 1999, in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock that such person or group has the right to acquire within sixty days after February 26, 1999. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or group has the right to acquire within sixty days after February 26, 1999, is deemed to be outstanding for the purpose of computing the percentage ownership of such person or group. At February 26, 1999, a total of 8,531,206 shares of Common Stock were issued and 8,476,636 shares were outstanding. Options to acquire a total of 155,986 shares of Common Stock were exercisable within sixty days.

/2/ MWHC Holding, Inc., is an entity controlled by John M. Fox.

/3/ Information is based solely on a Schedule 13G filed with the Securities and Exchange Commission by FMR Corp. ("FMR") with respect to shares held as of December 31, 1998. The Schedule 13G indicates that Fidelity Management & Research Company, a registered investment adviser and a wholly owned subsidiary of FMR, beneficially owns 399,700 shares; and Fidelity Management Trust Company, a bank and a wholly owned subsidiary of FMR, owns 303,400 shares. According to the Schedule 13G, FMR has sole voting power with respect to 303,400 shares and sole dispositive power with respect to 703,100 shares.

/4/ Information is based solely on a Schedule 13G filed with the Securities and Exchange Commission by Skyline Asset Management, L.P. ("Skyline"), with respect to shares held as of December 31, 1998. The Schedule 13G indicates that Skyline has shared voting and dispositive power with respect to 548,600 shares.

/5/ Includes an aggregate of 171,902 shares held in the Brent A. Crabtree Trust, the Brian T. Crabtree Trust and the Carrie L. Crabtree Trust (the "Crabtree Trusts"), for which Mr. Fox is the Trustee. Also includes 115,000 shares held by The MaggieGeorge Foundation, for which Mr. Fox and certain family members are directors. Also includes all shares owned directly by MWHC Holding, Inc., an entity controlled by Mr. Fox. As a result of Mr. Fox's control of MWHC Holding, Inc.,

    Mr. Fox may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the shares beneficially owned by MWHC Holding, Inc. Mr. Fox disclaims "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Exchange Act and also disclaims beneficial ownership of the shares held in the Crabtree Trusts and by The MaggieGeorge Foundation.

/6/ Includes all shares owned directly by Erin Investments, Inc., an entity controlled by Mr. O'Neill. As a result of Mr. O'Neill's control of Erin Investments, Inc., Mr. O'Neill may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the shares beneficially owned by Erin Investments, Inc. Mr. O'Neill disclaims "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Exchange Act.

/7/ Includes 400 shares held by Mr. Denney as custodian for his two minor children.

/8/ All of the shares indicated as owned by Mr. Whitney are owned by certain limited partnerships whose general partner is RIMCO and are included because Mr. Whitney is a Managing Director of RIMCO. As such, Mr. Whitney may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the shares within the meaning of Rule 13d-3 under the Exchange Act. Mr. Whitney disclaims "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Exchange Act. Mr. Whitney's term expires at the Annual Meeting to be held May 13, 1999, and he is not standing for reelection.

                             CERTAIN TRANSACTIONS

Investments with Affiliate

     The Company, through its wholly owned subsidiary, MarkWest Resources, Inc. ("MarkWest Resources"), holds a 49% undivided interest in several exploration and production assets ("E&P Assets'') owned jointly with MAK-J Energy Partners Ltd. ("MAK-J"), which owns a 51% undivided interest in such properties. The general partner of MAK-J is a corporation owned and controlled by John M. Fox, President and Chief Executive Officer of the Company. The properties are held pursuant to joint venture agreements entered into between MarkWest Resources and MAK-J. MarkWest Resources is the operator under such agreements. As the operator, MarkWest Resources is obligated to provide certain engineering, administrative and accounting services to the joint ventures. The joint venture agreements provide for a monthly fee payable to MarkWest Resources for all such expenses. Conflicts of interest may arise regarding these oil and gas activities, including decisions regarding expenses and capital expenditures and the timing of the development and exploitation of the properties. Management nevertheless believes that the terms of the Company's co-investments with MAK-J are as favorable to the Company as could have been obtained from unaffiliated third parties. As of December 31, 1998, MarkWest had invested $10.5 million in E&P assets owned jointly with MAK-J. At December 31, 1998, MarkWest had receivables due from MAK-J for approximately $0 and payables due to MAK-J for approximately $488,000.

     Mr. Fox has agreed that as long as he is an officer or director of the Company and for two years thereafter, he will not, directly or indirectly, participate in any future oil and gas exploration or production activities with the Company except and to the extent that the Company's independent and disinterested directors deem it advisable and in the best interests of the Company to include one or more additional participants, which participants may include entities controlled by Mr. Fox. Additionally, Mr. Fox has agreed that as long as he is an officer or director of the Company and for two years thereafter, he will not, directly or indirectly participate in any future oil and gas exploration or production activity that may be in competition with exploration or production activities of the Company except and to the extent that Mr. Fox has first offered the Company the opportunity to participate in that activity and the Company's independent and disinterested directors deem it advisable and in the best interests of the Company not to participate in that activity.

Other Relationships

     Donald D. Wolf, nominee for director, is Chairman and Chief Executive Officer of Westport Oil and Gas Company Inc., which is a party to certain 1997 contracts with indirect subsidiaries of MarkWest for transportation, treating and processing services in western Michigan. No services were performed in the last fiscal year pursuant to these contracts. The terms of these contracts were negotiated on an arm's length basis.

Legal Fees Paid to Director

     Barry W. Spector, a director of the Company, periodically provides legal services to the Company. During 1998, the Company paid Mr. Spector legal fees of approximately $59,000 in return for such services. Fees incurred during 1998 exceeded five percent of Mr. Spector's gross revenues during fiscal year 1998.

Related Party Indebtedness

     MarkWest Hydrocarbon Partners, Ltd. ("MarkWest Partnership"), predecessor to MarkWest Hydrocarbon, Inc., periodically extended offers to partners and employees to purchase initial or additional interests in MarkWest Partnership. Such partners and/or employees provided MarkWest Partnership with promissory notes as part of the purchase price for such interests. According to the terms of such promissory notes, interest accrued at 7% and payments were required for the greater of accrued interest or distributions made by MarkWest Partnership to partners in excess of the partner's income tax liability. As part of MarkWest Partnership's reorganization (the "Reorganization") immediately prior to the Company's initial public offering in October 1996, the remaining indebtedness under such promissory notes was replaced by promissory notes owed to the Company. The notes owed to the Company accrue interest at 7%, payable annually, and require full payment of principal and outstanding interest on the third
anniversary of the effective date of the Reorganization.   An aggregate of
$164,000 principal amount of such notes was outstanding as of December 31, 1998.

Future Transactions

     The terms of any future transactions between the Company and its directors, officers, principal stockholders or other affiliates, or the decision to participate or not participate in transactions offered by the Company's directors, officers, principal stockholders or other affiliates will be approved by a majority of the Company's independent and disinterested directors. The Company's Board of Directors will use such procedures in evaluating their terms as are appropriate considering the fiduciary duties of the Board of Directors under Delaware law. In any such review the Board may use outside experts or consultants including independent legal counsel, secure appraisals or other market comparisons, refer to generally available statistics or prices or take such other actions as are appropriate under the circumstances. Although such procedures are intended to ensure that transactions with affiliates will be on an arm's length basis, no assurance can be given that such procedures will produce such result.

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 1999, and recommends that the stockholders ratify that appointment.
PricewaterhouseCoopers LLP has no relationship with the Company other than that arising from its engagement as independent accountants. Representatives of PricewaterhouseCoopers LLP will be present at the 1999 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders. The affirmative vote of a majority of the outstanding shares of the Company's Common Stock represented at the 1999 Annual Meeting is required to ratify this appointment.

                     PROPOSALS FOR THE NEXT ANNUAL MEETING

     Any proposal by a stockholder to be presented at the year 2000 annual meeting must be received at the Company's principal executive offices at 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112-5000, no later than December 17, 1999.

                                    By Order of the Board of Directors,

                                    /s/ Gerald A. Tywoniuk

                                    Gerald A. Tywoniuk
                                    Secretary


Dated:  April 19, 1999

PROXY                                          THIS PROXY IS SOLICITED ON BEHALF
                                                       OF THE BOARD OF DIRECTORS


                           MARKWEST HYDROCARBON, INC.
                      155 Inverness Drive West, Suite 200
                         Englewood, Colorado 80112-5000

    The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated April 19, 1999, appoints Gerald A. Tywoniuk and Brian T. O'Neill proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all shares of Common Stock of Markwest Hydrocarbon, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Markwest Hydrocarbon, Inc. to be held on May 13, 1999 at the Company's headquarters, 155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000 at 10:00 a.m., M.D.T., and any adjournment thereof. Each of the matters set forth below has been proposed by the Company.

1. ELECTION OF CLASS III DIRECTORS

   [_] FOR John M. Fox       [_] WITHHOLD AUTHORITY to vote for John M. Fox
   [_] FOR Donald D. Wolf    [_] WITHHOLD AUTHORITY to vote for Donald D. Wolf

2. RATIFICATION OF INDEPENDENT ACCOUNTANTS

   [_] FOR the ratification of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 1999

   [_] WITHHOLD AUTHORITY to vote for the ratification of PricewaterhouseCoopers
       LLP as the Company's independent accountants for the fiscal year ending December 31, 1999

  3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

    This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR all of the above items.

    Please sign exactly as your name appears hereon. Jointly owned shares will be voted as directed if one owner signs unless another owner instructs to the contrary, in which case the shares will not be voted. If signing in a representative capacity, please indicate title and authority.

                                         ------------------------
                                         Signature

                                         ----------------------, 1999
                                         Date

   PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ADDRESSED ENVELOPE,
                WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.